Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 10, 2027.

THE SECURITIES REPRESENTED HEREBY WILL BE VOID AFTER THE TIME OF EXPIRY AS DESCRIBED HEREIN. DO NOT DESTROY THIS CERTIFICATE.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (D)(1) AND (E) ABOVE, AFTER THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE HEDGED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE HEDGED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

COMPENSATION WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

GOLDEN MINERALS COMPANY
(a company existing under the laws of the state of Delaware)

Number [•]	Number of Compensation Warrants represented by this Certificate: [•]

THIS CERTIFIES THAT, for value received, Haywood Securities Inc. (the “Holder”), being the registered holder of that number of compensation warrants (individually, a “Compensation Warrant” and collectively, the “Compensation Warrants”) set forth above is entitled, at any time prior to the Expiry Time (as defined herein) to subscribe for and purchase the number of shares of common stock (the “Compensation Shares”, and each, a “Compensation Share”) of Golden Minerals Company (the “Company”) set forth above on the basis of one Compensation Share at a price of CAD$0.45 (the “Exercise Price”) for each Compensation Warrant exercised, subject to adjustment as set out herein, by surrendering this Compensation Warrant certificate (the “Compensation Warrant Certificate”) to the Company via email to warrants@goldenminerals.com, together with a completed and executed Subscription Form attached hereto, and payment by wire transfer of immediately available funds payable to or to the order of the Company, as per the wire instructions attached hereto as Schedule “A”, or by such other means as may be acceptable to the Company in its discretion, for the Compensation Shares being purchased.

If at any time following the expiry of the initial four (4)-month hold period applicable to the Compensation Warrants, the volume-weighted average trading price of the Common Shares (or any successor securities thereto) on the Toronto Stock Exchange (“TSX”) (or on such other recognized stock exchange on which such securities are then listed and primarily traded) is greater than CAD$0.90 for ten (10) consecutive Trading Days, the Company may accelerate the Expiry Date of the Compensation Warrants to a date that is not less than thirty (30) days following the date on which notice of such acceleration is delivered to the Holder (which notice may be given by way of press release disseminated via any newswire service), provided that such notice is delivered within fifteen (15) days of the occurrence of such event (the “Acceleration Clause”).

The Company shall treat the Holder as the absolute owner of the Compensation Warrants evidenced by this Compensation Warrant Certificate for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Compensation Warrant Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Compensation Shares issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Compensation Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:

(a)	“Acceleration Clause” means the acceleration provisions set forth on the first page hereof;

(b)	“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(c)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(d)	“Company” means Golden Minerals Company, and its successors and assigns;

(e)	“Common Shares” means the shares of common stock of the Company as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 12 hereof;

(f)	“Compensation Shares” means the Common Shares issuable upon due exercise of the Compensation Warrants;

(g)	“Compensation Warrant” means a compensation warrant, each exercisable to purchase one Compensation Share at the Exercise Price until the Expiry Time;

(h)	“Compensation Warrant Certificate” means this certificate representing the Compensation Warrants, together with any duly issued replacement or substitution therefor;

(i)	“Current Market Price” of a Common Share at any date means the price per share equal to the volume weighted average trading price at which the Common Shares have traded on the principal stock exchange or over-the-counter market on which the Common Shares may then be listed or posted for trading during the twenty (20) consecutive Trading Days prior to the relevant date, with the volume weighted average trading price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty (20) consecutive Trading Days by the aggregate number of Common Shares so sold or, if the Common Shares are not listed or quoted on any stock exchange or over-the-counter market, then the Current Market Price shall be as determined by the directors of the Company, acting reasonably;

(j)	“Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of capital stock of the Company, or (iii) warrants or similar rights to purchase any shares of capital stock of the Company or property or other assets of the Company, provided that the value of such dividends does not in such financial year exceed 100% of the consolidated net income from continuing operations of the Company for the twelve (12)-month period ending immediately prior to the first day of such financial year (such consolidated net income from continuing operations to be computed in accordance with generally accepted accounting principles in the United States);

(k)	“Exercise Price” means CAD$0.45 per Compensation Share, subject to adjustment in accordance with Section 12 hereof;

(l)	“Expiry Date” means November 9, 2028, or such earlier date as may be established pursuant to the Acceleration Clause;

(m)	“Expiry Time” means 5:00 p.m. (Eastern time) on the Expiry Date;

(n)	“Holder” means the holder set forth on the first page hereof;

(o)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(p)	“Trading Day” with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(q)	“TSX” means the Toronto Stock Exchange;

(r)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(s)	“U.S. Person” means “U.S. person” as that term is defined in Regulation S under the U.S. Securities Act; and

(t)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.	Expiry Time: At the Expiry Time, all rights under the Compensation Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect. Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Compensation Shares at any time subsequent to the Expiry Time.

3.	Exercise Procedure:

(a)	The Holder may exercise the right to subscribe and purchase the number of Compensation Shares herein provided for by delivering to the Company, at any time prior to the Expiry Time, this Compensation Warrant Certificate, with the Subscription Form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, together with a wire transfer of immediately available funds payable to or to the order of the Company in an amount in the lawful currency of Canada equal to the aggregate Exercise Price in respect of the Compensation Warrants so exercised. Any Compensation Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company via email to warrants@goldenminerals.com. All Compensation Warrants exercised shall be and shall be deemed to be cancelled and of no further force or effect from and after such delivery as aforesaid.

(b)	Upon such delivery as aforesaid, the Company shall cause to be issued to the Holder hereof the Compensation Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Compensation Warrant Certificate and the Holder hereof shall become a stockholder of the Company in respect of the Compensation Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of certificates evidencing the Compensation Shares, which shall be issued in physical certificated form bearing the legends set forth in Section 4 (unless such legends are no longer required in accordance with Section 4), and the Company shall cause such certificates to be delivered to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within three Business Days of such delivery.

(c)	These Compensation Warrants and the Compensation Shares issuable upon exercise of these Compensation Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States. Notwithstanding any other provision hereof, these Compensation Warrants may not be exercised, in whole or in part, by or on behalf of a U.S. Person or a person in the United States unless the Compensation Warrants and the Compensation Shares have been registered under the U.S. Securities Act and applicable U.S. state securities laws or an exemption from such registration requirements is available and the Holder has delivered to the Company an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Company, to such effect.

(d)	The Holder acknowledges that the Compensation Warrants and the Compensation Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, including, pursuant to Rule 905 of Regulation S, following any resale outside the United States, that such securities may not be offered or sold in the United States or to a U.S. Person unless registered under the U.S. Securities Act and applicable U.S. state securities laws or an exemption from such registration requirements is available, and that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act.

(e)	The Holder acknowledges and agrees that the Company has no obligation or intention to file any registration statement under the U.S. Securities Act with respect to the issuance of any of the Compensation Warrants or the Compensation Shares. The Holder further acknowledges and agrees that the Company will undertake to file a registration statement (the “Registration Statement”) under the U.S. Securities Act and to cause the Registration Statement to become effective to permit the resale of the Compensation Shares without restriction in the United States. There is no guarantee that the Registration Statement to be filed by the Company will become effective.

4.	Legends on Certificates: In the event that the Compensation Warrants are exercised prior to March 10, 2027, the certificates representing the Compensation Shares issued upon such exercise shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 10, 2027.

(a)	In addition, certificates representing Compensation Shares shall bear the following U.S. restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (D)(1) AND (E) ABOVE, AFTER THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE HEDGED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that, if any such Compensation Shares are being sold pursuant to an effective Registration Statement or under Rule 144 under the U.S. Securities Act, the legend may be removed by delivering to the Company and the Company’s registrar and transfer agent an opinion of counsel of recognized standing reasonably satisfactory to the Company that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws.

5.	Partial Exercise: The Holder may subscribe for and purchase a number of Compensation Shares less than the maximum number the Holder is entitled to purchase pursuant to the full exercise of this Compensation Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Compensation Warrant Certificate in respect of the balance of the Compensation Shares which the Holder was entitled to subscribe for pursuant to this Compensation Warrant Certificate and which were then not purchased (with or without legends as appropriate).

6.	No Fractional Shares: Notwithstanding any adjustments provided for in Section 12 hereof or otherwise, the Company shall not be required upon the exercise of any Compensation Warrants to issue fractional Compensation Shares and, in any such case, the number of Compensation Shares issuable upon the exercise of any Compensation Warrants shall be rounded down to the nearest whole number, without payment or compensation in lieu thereof.

7.	Exchange of Compensation Warrant Certificates: This Compensation Warrant Certificate may be exchanged for Compensation Warrant Certificates representing in the aggregate the same number of Compensation Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Compensation Shares at the same Exercise Price and on the same terms as this Compensation Warrant Certificate (with or without legends as may be appropriate). Any Compensation Warrant Certificate tendered for exchange shall be surrendered to the Company and cancelled.

8.	Transfer of Compensation Warrants: The Compensation Warrants evidenced by this Compensation Warrant Certificate are non-transferable other than to affiliates of the Holder, and any such transfer shall be subject to compliance with the rules of the TSX and applicable securities laws, including the U.S. Securities Act and applicable U.S. state securities laws. The Compensation Warrants may not be transferred to a U.S. Person or to a person in the United States or to or for the account or benefit of a U.S. Person or a person in the United States unless (a) the Company has provided its written consent (such consent not to be unreasonably withheld or delayed), and (b) if requested by the Company, the Holder has delivered to the Company a written opinion of counsel reasonably satisfactory to the Company stating that such transfer is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Company shall refuse to register any transfer of the Compensation Warrants or the Compensation Shares not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration.

9.	Not a Stockholder: Nothing in this Compensation Warrant Certificate or in the holding of a Compensation Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a stockholder of the Company. All Compensation Warrants shall rank pari passu, notwithstanding the date of issue thereof.

10.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any shares except those Compensation Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

11.	Covenants:

(a)	The Company covenants and agrees that so long as any Compensation Warrants evidenced hereby remain outstanding, (i) it shall use commercially reasonable efforts to preserve and maintain its corporate existence, provided that this clause shall not be construed as limiting or restricting the Company from completing a consolidation, amalgamation, arrangement, takeover bid, merger or like transaction; and (ii) it shall reserve out of its authorized but unissued common stock a sufficient number of Compensation Shares to satisfy the right of purchase provided for herein, and upon due exercise of the Compensation Warrants in accordance with the terms of the Compensation Warrant Certificate, the Company will cause the Compensation Shares subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Compensation Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)	If the issuance of the Compensation Shares upon the exercise of the Compensation Warrants requires any filing with or approval of any securities regulatory authority or other governmental authority in Canada or compliance with any other requirement under any Canadian law before such securities may be validly issued (other than the filing of a prospectus or similar disclosure document), the Company agrees to use commercially reasonable efforts to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(c)	The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required to accomplish and effect the intentions and provisions of this Compensation Warrant Certificate.

12.	Adjustments:

(a)	Adjustment: The rights of the Holder, including the number of Compensation Shares issuable upon the exercise of such Compensation Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section. The purpose and intent of the adjustments provided for in this Section is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b) or (c) of this Section. Accordingly, the provisions of this Section shall be interpreted and applied in accordance with such purpose and intent.

(b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of, or issue, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 12(b)(i) and (ii) hereof.

(ii)	Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 12(b)(ii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)	Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares, whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than a Rights Offering as described in Section 12(b)(ii) above), (C) evidences of indebtedness, or (D) cash (including any cash dividend), securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors of the Company, acting reasonably, at the time such distribution is authorized but subject to the approval of the TSX) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 12(b)(iii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of, or redesignation of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 12(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change or exchange of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Compensation Warrant Certificate which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Compensation Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of these Compensation Warrants. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors of the Company, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 12(b)(i) of this Compensation Warrant Certificate, then the number of Compensation Shares purchasable upon the subsequent exercise of the Compensation Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Compensation Shares purchasable upon the exercise of the Compensation Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

13.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 12 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth (1/10) of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 13.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Compensation Shares purchasable upon exercise of the Compensation Warrants is required unless such adjustment would result in a change of at least one one-hundredth (1/100) of a Compensation Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 12, other than the events referred to in clauses 12(b)(i)(A) and 12(b)(i)(B) and Section 12(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised these Compensation Warrants prior to or on the effective date or record date of such event.

(d)	No adjustment in the Exercise Price will be made under Section 12 in respect of (i) the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend; and (ii) the issue from time to time of Common Shares issuable pursuant to any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company or the satisfaction of existing instruments, including rights, options and warrants issued at the date hereof.

(e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 12, such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered professional accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval (if required) and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered professional accountant with access to all necessary records of the Company.

(f)	In case the Company after the date of issuance of this Compensation Warrant Certificate takes any action affecting the Common Shares, other than an action described in Section 12, which in the opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the board of directors of the Company in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval, including prior TSX approval. Failure of the taking of action by the board of directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such stockholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the board of directors of the Company fixing a record date for any event which would require any adjustment pursuant to this Compensation Warrant Certificate, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment pursuant to this Compensation Warrant Certificate, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have a sufficient number of authorized but unissued shares reserved for issuance and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 12, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)	The Company covenants to and in favour of the Holder that so long as any Compensation Warrants represented by this Compensation Warrant Certificate remain outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 12 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Compensation Warrants and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(l)	In any case that an adjustment pursuant to Section 12 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Compensation Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Compensation Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Compensation Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Compensation Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of the Compensation Warrants or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Compensation Shares or of such other securities or property.

(m)	Any adjustments provided for in Section 12 shall be subject to any required prior approvals of the TSX, or any stock exchange upon which the Common Shares are listed, or, if the Common Shares are not listed on any stock exchange, any over-the-counter market on which the Common Shares are quoted.

14.	Additional Financings: Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Compensation Warrant is exercisable, upon such terms as the Company may deem appropriate.

15.	Representation and Warranty: The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has all corporate and lawful power and authority to create and issue the Compensation Warrants evidenced hereby and the Compensation Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Compensation Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

16.	If Share Transfer Books Closed: The Company shall not be required to deliver certificates for Compensation Shares while the share transfer books of the Company are properly closed, prior to any meeting of stockholders or for the payment of dividends or for any other purpose and in the event of the exercise of Compensation Warrants and the surrender of this Compensation Warrant Certificate in accordance with the provisions hereof during any such period, delivery of certificates for Compensation Shares may be postponed for a period not exceeding three Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Compensation Shares called for after the share transfer books shall have been re-opened and shall be without prejudice to the rights of the Holder pursuant to this Compensation Warrant Certificate and the Compensation Shares that would have otherwise been issued had it not been for such postponement.

17.	Lost Certificate: If the Compensation Warrant Certificate evidencing the Compensation Warrants issued hereby becomes stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Compensation Warrant Certificate of like denomination, tenor and date as the Compensation Warrant Certificate so stolen, lost, mutilated or destroyed.

18.	Governing Law: This Compensation Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

19.	Severability: If any one or more of the provisions or parts thereof contained in this Compensation Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

20.	Amendments: The provisions of this Compensation Warrant Certificate may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder. Notwithstanding the foregoing, any such amendment, modification or waiver is subject to the prior approval of the TSX.

21.	Headings: The headings of the articles, sections, subsections, clauses and subclauses of this Compensation Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Compensation Warrant Certificate.

22.	Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, or subclause refers to the article, section, subsection, clause or subclause bearing that number or letter in this Compensation Warrant Certificate.

23.	Gender: Whenever used in this Compensation Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter gender, and vice versa.

24.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

25.	Binding Effect: This Compensation Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors, permitted assigns and legal representatives and shall be binding upon the Company and its successors, assigns and legal representatives.

26.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent electronically or by prepaid same day courier addressed as follows:

(a)	if to the Holder, at the latest address of the Holder as recorded on the books of the Company; and

(b)	if to the Company, at:

Golden Minerals Company

1312 17th Street, Unit #2136

Denver, Colorado, 80202

U.S.A.

Attention:       David Watkins, President and CEO

Email:             david.watkins@goldenminerals.com

27.	Time of Essence: Time shall be of the essence hereof.

28.	Canadian Dollars: Except as otherwise expressly noted, all references herein to dollar amounts are to the lawful money of Canada.

29.	Signature and Electronic Copies: The Compensation Warrant Certificate may be signed digitally or by other electronic means (including DocuSign or portable document format (PDF)), which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. A signed copy of this Compensation Warrant Certificate transmitted by email or other electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally executed copy of this Compensation Warrant Certificate, provided that if this Compensation Warrant Certificate bears a digital or electronic signature as contemplated above and the Company is delivering this Compensation Warrant Certificate by electronic transmission pursuant to this Section 29, then the Company represents to the Holder that the electronically transmitted Compensation Warrant Certificate is the only executed copy to be issued to the Holder by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF the Company has caused this Compensation Warrant Certificate to be signed by its duly authorized officer or director as of this _______ day of ________, 2026.

GOLDEN MINERALS COMPANY

Per:
Authorized Signatory

[Signature Page – Compensation Warrant Certificate – Golden Minerals]

SUBSCRIPTION FORM

TO:	Golden Minerals Company
warrants@goldenminerals.com

The undersigned holder of the within Compensation Warrant Certificate hereby irrevocably subscribes for ______________ Compensation Shares of Golden Minerals Company (the “Company”) pursuant to the within Compensation Warrant Certificate and tenders herewith a wire transfer of CAD$_______________ (CAD$0.45 per Compensation Share) in immediately available funds payable to the account of the Company referenced in Schedule “A” of the Compensation Warrant Certificate in full payment therefor and delivers the Compensation Warrant Certificate representing the Compensation Warrants entitling the undersigned to subscribe for the above-mentioned number of Compensation Shares.

The undersigned hereby represents and warrants as follows (one (and only one) of the following must be checked):

☐         (A)       the undersigned holder at the time of exercise of the Compensation Warrants (i) is not present in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Compensation Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this Subscription Form in the United States, (v) has, in all other respects, complied with the terms of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), in connection with such exercise, (vi) is not requesting delivery in the United States of the Compensation Shares issuable upon such exercise, (vii) agrees to resell the Compensation Shares only in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and (viii) agrees not to engage in hedging transactions with regard to the Compensation Shares unless in compliance with the U.S. Securities Act; OR

☐         (B)        the undersigned holder is (i) present in the United States, (ii) a U.S. Person, (iii) a person exercising the Compensation Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) executing or delivering this Subscription Form in the United States, or (v) requesting delivery in the United States of the Compensation Shares issuable upon such exercise, and, in each case, has an exemption from the registration requirements of the U.S. Securities Act and all applicable U.S. state securities laws available for the exercise of the Compensation Warrants, and an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) has been delivered to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws is available for the issue of the Compensation Shares issuable upon exercise of the Compensation Warrants.

Note:      The undersigned holder understands that the Compensation Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and that the certificates representing the Compensation Shares will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. Certificates representing Compensation Shares will not be registered or delivered to an address in the United States unless Box B above is checked. “United States” and “U.S. Person” have the meanings ascribed thereto in Regulation S under the U.S. Securities Act.

The undersigned hereby directs that the Compensation Shares be issued and registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMPENSATION SHARES

DATED this                    day of                                                     , 202  .

NAME:

Signature of Authorized Representative:
Print Name:

Notes:

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Compensation Warrant Certificate.

If any Compensation Warrants represented by the Compensation Warrant Certificate are not being exercised, a new Compensation Warrant Certificate representing the unexercised Compensation Warrants will be issued and delivered with the certificates representing the Compensation Shares.

The certificate(s) representing the Compensation Shares will be mailed by registered mail to the address in the registration instructions set out above.

SCHEDULE “A”

(See attached)